SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |X| Preliminary Proxy Statement
                         | | Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |_| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                                 GoAmerica, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                                January __, 2004

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of GoAmerica, Inc. at 10:00 a.m. local time, on _______ ___, 2004, at Continental Plaza, 411 Hackensack Avenue (Lower Level), Hackensack, New Jersey.

Over the past several months, your management team has worked hard to attract the capital necessary for GoAmerica to re-establish our business model. On December 19, 2003, we entered into a series of agreements with multiple investors to issue 96,666,667 shares of our common stock, as well as warrants to purchase an additional 1,353,333 shares of common stock, in exchange for an aggregate payment of $14.5 million. Closing of that transaction is subject to several conditions, including approval of two of the three proposals to be considered at the Special Meeting, namely:

      o the issuance of shares representing more than 20% of our outstanding common stock, which requires shareholder approval under two separate NASDAQ rules; and

      o an amendment to our amended and restated certificate of incorporation, in order to assure that we have a sufficient number of shares of common stock authorized to issue to the investors in the financing transaction, which requires shareholder approval under Delaware law.

The third proposal to be submitted to stockholders seeks authorization for a reverse stock split if necessary to maintain GoAmerica's listing on The Nasdaq SmallCap Market. The Notice of Meeting and Proxy Statement on the following pages describe the three proposals to be voted on at the Special Meeting and explains the reasons why GoAmerica's Board of Directors recommends that you vote in favor of them.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we urge you to have your shares represented by taking a moment to vote by phone, via the Internet or by using the enclosed proxy card, at your earliest opportunity. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

                                        Sincerely,


                                        /s/ Aaron Dobrinsky
                                        ----------------------------------------
                                        Executive Chairman


                                        /s/ Daniel R. Luis
                                        ----------------------------------------
                                        Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held On ________ __, 2004

A Special Meeting of Stockholders (the "Meeting") of GoAmerica, Inc., a Delaware corporation (the "Company"), will be held at Continental Plaza, 411 Hackensack Avenue (Lower Level) on _______ ___, 2004, at 10:00 a.m. local time, to consider and act upon:

      (1) a proposal to approve, for purposes of NASD Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), the issuance of shares of our common stock, including shares underlying any related warrants or other rights to purchase additional shares of our common stock, in an amount greater than 19.99% of our outstanding shares of common stock as of the date of such issuance, upon the closing of a contemplated private placement of up to 96,666,667 shares of our common stock, and warrants to purchase an additional 1,353,333 shares of common stock, which may be deemed to result in a change of control under applicable NASD rules;

      (2) a proposal to authorize our Board of Directors to amend our amended and restated certificate of incorporation to effect a reverse stock split at one of five different ratios, if required to maintain our listing on the Nasdaq SmallCap Market;

      (3) a proposal to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 200,000,000 to 350,000,000 shares; and

      (4) such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of common stock of record at the close of business on December 31, 2003 are entitled to notice of and to vote at the Meeting or any adjournment(s) thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 433 Hackensack Avenue, Hackensack, New Jersey for a period of ten days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, KINDLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING BY PHONE OR THE INTERNET. THE PROMPT RETURN OF PROXIES OR VOTE BY PHONE OR THE INTERNET WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. IF YOU ELECT TO VOTE BY PHONE OR THE INTERNET, THE LAST VOTE YOU SUBMIT CHRONOLOGICALLY (BY ANY MEANS) WILL SUPERSEDE YOUR PRIOR VOTE(S). ALSO, IF YOU VOTE BY PHONE OR THE INTERNET, AND LATER DECIDE TO ATTEND THE MEETING, YOU MAY CANCEL YOUR PREVIOUS VOTE AND VOTE IN PERSON AT THE MEETING.

Hackensack, New Jersey                  By Order of the Board of Directors

_______ ___, 2004                       /s/ Daniel R. Luis
                                        ----------------------------------------
                                        Daniel R. Luis
                                        Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoAmerica, Inc. (the "Company", "GoAmerica", or "We" and any derivations thereof) of proxies to be voted at a Special Meeting of Stockholders of the Company to be held on ______ ___, 2004 (the "Meeting"), at Continental Plaza, 411 Hackensack Avenue (Lower Level), Hackensack, New Jersey, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $0.01 par value ("Common Stock"), as of the close of business on December 31, 2003, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were __________ shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of December 31, 2003 there were approximately 261 holders of record and approximately 16,000 beneficial owners of our Common Stock.

This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about ________ ___, 2004. We will bear the entire cost of this proxy solicitation, including preparation, proxy solicitation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. You may vote by completing and returning the enclosed proxy or by phone or via the Internet as described below. You may also vote in person at the Meeting, even if you have previously voted your shares by any of the means that we identified in the immediately preceding sentence.

Whether or not you plan to attend the Meeting, please take the time to vote as it is important that we receive sufficient votes to satisfy statutory requirements. Votes may be cast:

      o     by traditional paper proxy card;

      o     by phone;

      o     via the Internet; or

      o     in person at the Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted:

      o FOR Proposal 1, to approve, for purposes of NASD Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), the issuance of shares of our Common Stock, including shares underlying any related warrants or other rights to purchase additional shares of our Common Stock, in an amount greater than 19.99% of our outstanding shares of Common Stock as of the date of such issuance, upon the closing of a contemplated private placement of approximately 96,666,667 shares of our Common Stock and warrants to purchase approximately an additional 1,353,333 shares of Common Stock, potentially resulting in a change of control under applicable NASD rules;

      o FOR Proposal 2, to authorize our Board of Directors to amend our restated certificate of incorporation to effect a reverse stock split at one of five ratios described in this document if required to maintain our listing on the Nasdaq SmallCap Market;

      o FOR Proposal 3, to authorize our Board of Directors to amend our restated certificate of incorporation to increase the number of shares of Common Stock we are authorized to issue from 200,000,000 to 350,000,000 shares; and

      o In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Acting Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting by Phone or via the Internet. If you are a stockholder of record (that is, if your stock is registered with the Company in your own name), you may vote by phone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Meeting, you may cancel your previous vote and vote in person at the Meeting.

The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EST, on ________ ___, 2004. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Attendance at the Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Meeting.

We have fixed the close of business on December 31, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. As of the close of business on December 31, 2003, the Company had [____________] shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

For Proposal 1, to approve the issuance of greater than 19.99% of our Common Stock as of the date of such issuance, in connection with our private placement of up to 96,666,667 shares of our Common Stock and warrants to purchase an addition 1,353,333 shares of Common Stock, we require the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the matter. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote on this proposal. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against this proposal.

For Proposal 2, to approve a potential reverse stock split of our Common Stock, and for Proposal 3, to approve an increase in the number of shares of our authorized Common Stock, we require the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as votes against these proposals.

Forward Looking Statements

Statements contained in this Proxy Statement that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. As a result of such risks and others expressed from time to time in our filings with the Securities and Exchange Commission, our actual results could differ materially from the results discussed in or implied by the forward-looking statements contained herein.

                                   PROPOSAL 1

                                EQUITY FINANCING

References in this Proposal 1 to share amounts and per share prices do not take into account the proposed potential reverse stock split described in Proposal 2 to this Proxy Statement. If the issuances contemplated by this Proposal 1 occur following the reverse stock split, if any, all such share amounts and per share prices shall be deemed adjusted to account for such reverse stock split.

General

We are seeking your approval of the issuance of shares of Common Stock, or securities which are convertible into or exercisable for shares of Common Stock, representing greater than 19.99% of our Common Stock outstanding as of the date of such issuance, in connection with a contemplated private placement of our securities (the "Financing").

On December 19, 2003, we entered into a series of agreements with multiple investors to issue 96,666,667 shares of our Common Stock (the "Investor Stock"), at a purchase price of $0.15 per share, as well as warrants (the "Warrants") to purchase an additional 1,353,333 shares of our Common Stock. The Warrants will have an initial exercise price of $0.15 per share, subject to weighted-average anti-dilution adjustment in certain circumstances. The Warrants will be exercisable for five years, provided that if (i) the Common Stock trades above $0.60 per share for five consecutive trading days and (ii) the registration statement described below is effective, we may demand that the Warrants be exercised within a 30-day period and any Warrants not exercised within such period will be void.

The Financing consists of two separate closings. At the first closing, which occurred on December 19, 2003, the investors purchased 10% Senior Secured Convertible Promissory Notes (the "Notes") in an aggregate principal amount of $1,015,000 and were issued Warrants to purchase a total of 1,353,333 shares of our Common Stock at an exercise price of $0.15 per share. The Notes were purchased by the investors at their par value in proportional amounts to their aggregate investment commitments in the Financing. The principal on the Notes and accrued interest are due and payable 90 days following their issuance, subject to extension for up to another 30 days upon the consent of the Company and the holders of a majority-in-interest of the Notes. At the second closing (which will only occur if this Proposal 1 and Proposal 3 described below are approved at the Meeting), the Notes and all accrued interest will automatically convert into Common Stock at a price of $0.15 per share. Payment of the Notes' principal and interest is secured by a pledge of the stock of our Wynd Communications subsidiary.

At the second closing (which will only occur if this Proposal 1 and Proposal 3 are approved at the Meeting), the investors will purchase approximately 89,900,000 additional shares of our Common Stock (in addition to the shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants) at a price of $0.15 per share. In addition, at the second closing, we will issue additional warrants to purchase 8,990,000 shares of Common Stock at an exercise price of $0.15 per share to the placement agent as partial consideration for arranging the Financing (the "Agent Warrants"), which are identical to the 812,000 Agent Warrants issued at the first closing.

In connection with the Financing, we also entered into a Registration Rights Agreement that requires us to file, not later than February 29, 2004, a registration statement covering the Common Stock sold in the Financing, shares issued or issuable to certain of our creditors, pursuant to agreements executed in advance of the first closing, in settlement of certain historical liabilities, and shares underlying Warrants, Agent Warrants, and Notes, as applicable. In the event that the registration statement is not (a) timely filed and/or (b) declared effective by the Securities and Exchange Commission by April 27, 2004, then each investor will be entitled to receive additional shares of Common Stock equal in value to 3% of the shares then owned by such investor, or which the investor then has the right to acquire, for each 30-day period or pro rata portion of such period following the date of the applicable deadline until the applicable condition is met (the "Additional Investor Stock"). Such additional shares of Common Shares will be valued at their aggregate market price as of the date of their issuance. The additional shares of Common Stock issuable by us for failure to meet the registration requirements will not exceed more than 12% of the total shares then owned by each investor or which each investor then has the right to acquire.

The issuance of Common Stock to purchasers in the Financing will be made in reliance upon an available exemption from registration under the Securities Act of 1933 (the "Securities Act"), by reason of Section 4(2) thereof or other appropriate exemptions, to persons who are "accredited investors," as defined in Regulation D promulgated under the Securities Act and who meet other suitability requirements established for the Financing.

The fees payable to the placement agent for the Financing, assuming shareholder approval of Proposal 1 and Proposal 3 and the consummation of the second closing, include (i) the Agent Warrants and (ii) at the placement agent's option, either (a) $1.45 million in cash or (b) such number of shares of Common Stock equal to eleven percent (11%) of the aggregate number of fully diluted and/or converted shares of Common Stock as are purchased by the Investors in the Financing, valued at $0.15 per share (the "Agent Stock"). In the event that the second closing does not occur, the placement agent's fee shall be the pro rated portion of the above referenced fee based on the proceeds received by the Company (and the Warrants issued) in the first closing that the placement agent has already received.

Reason for the Financing

The principal purpose of the Financing is to obtain funds needed to support our current business plan and to continue our operations. Over the past twelve months, our available cash has decreased substantially. We announced in November 2003 that our available cash resources would be sufficient to fund our operating needs only through January 2004. For us to remain in business beyond such period, we will require additional cash. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes. As a result of these and related considerations, our independent auditors issued a going concern opinion in connection with our 2002 financial statements. Although we received funds at the first closing, those funds, after payment of deal-related expenses, are not expected to provide sufficient liquidity to extend our ability to remain in business substantially beyond the second closing date for the Financing.

Necessity of Stockholder Approval

Marketplace Rule 4350(i)(1)(D)(ii) of the NASD requires each company listed on the Nasdaq SmallCap Market to obtain stockholder approval prior to the issuance by the company, in a private financing, of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the greater of book or market value of the stock (the "20% Rule").

The Financing contemplates that we sell approximately 96,666,667 shares of our Common Stock at a purchase price of $0.15 per share (not including the Warrants, the Agent Warrants, the Agent Stock, if applicable, or the additional shares that may be issued if our registration statement is not timely filed or declared effective by certain agreed upon dates). This will represent approximately [177]% (well in excess of 20%) of our currently outstanding Common Stock, based on [____________] shares outstanding as of December 31, 2003. Therefore, we must obtain stockholder approval for the issuance of such shares to avoid violating the 20% Rule.

In addition, Marketplace Rule 4350(i)(1)(B) of the NASD requires that companies listed on the Nasdaq SmallCap Market obtain stockholder approval prior to the issuance of securities that could result in the change of control of the issuer (the "Change of Control Rule"). The NASD, however, does not define when a change of control of an issuer may be deemed to have occurred. Assuming we sell 96,666,667 shares of our Common Stock at a purchase price of $0.15 in the Financing, this will represent approximately [177]% of our currently outstanding Common Stock, based on [____________] shares outstanding as of December 31, 2003. We believe the securities issued in connection with the Financing will be deemed by Nasdaq to result in a change of control of the Company for purposes of the Change of Control Rule, even though the Financing may not constitute an actual change of control for corporate governance, contract or statutory purposes. We are seeking stockholder approval to ensure compliance with the Change of Control Rule.

We are, therefore, now asking our the stockholders to approve the issuance by us of the Investor Stock, the Warrants, the Additional Investor Stock (if applicable), the Agent Warrants and the Agent Stock (if applicable), representing an aggregate of approximately 118,793,667 shares, in connection with the Financing. Such 118,793,667 shares consist mainly of:

      o     96,666,667 shares issuable directly in the private placement;
      o 1,353,333 shares underlying the Warrants issued to investors in the private placement;
      o     1,082,667 shares representing the Additional Investor Stock;
      o     9,802,000 shares underlying the Agent Warrants; and
      o     9,889,000 shares representing the Agent Stock (if applicable).

Voting Agreement

Aaron Dobrinsky, our Executive Chairman, and Joseph Korb, our Executive Vice Chairman (who, collectively, currently hold Common Stock representing approximately 8.1% of our outstanding Common Stock), have agreed to vote all shares of Common Stock over which they exercise voting power as of the close of business on December 31, 2003 in favor of approval of this proposal.

Required Vote

To be approved by the stockholders, the proposal to approve the issuance of the securities in connection with the Financing must receive the affirmative votes of a majority of the votes cast, in person or by proxy, at the Meeting. Abstentions are treated as shares present or represented and entitled to vote at the Meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of this proposal.

Recommendation

      The Board of Directors believes that it is in the best interests of the Company that the stockholders authorize such issuance.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO APPROVE THE ISSUANCE OF UP TO 118,793,667 SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE FINANCING, INCLUDING SHARES TO BE ISSUED UPON EXERCISE OF ANY WARRANTS ISSUED IN CONNECTION WITH THE FINANCING.

                                   PROPOSAL 2

PROPOSAL TO AMEND GOAMERICA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FIVE RATIOS, IF REQUIRED TO MAINTAIN NASDAQ LISTING.

General

The Board of Directors (the "Board") has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, a series of proposed amendments to our restated certificate of incorporation to authorize the Board, in its discretion based on the factors described below, to effect a reverse stock split. The purpose of any such reverse stock split would be to increase the per-share market price of our Common Stock in order to maintain its listing on The Nasdaq Stock Market's SmallCap Market and for other purposes as described below in this proxy statement. Under these proposed amendments, each outstanding 3 5, 8, 10 or 12 shares of our Common Stock would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits"), with the effectiveness of one such amendment (the "Effective Reverse Stock Split") and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined at the discretion of the Board following the Meeting.

If approved by the stockholders, the Board would have discretion to implement the Effective Reverse Stock Split for one time only, prior to our 2004 annual meeting of stockholders, in any of the following ratios: 1:3, 1:5, 1:8,1:10 or 1:12. The Board believes that stockholder approval of these various ratios (as opposed to approval of a single specified exchange ratio) provides the Board with sufficient flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of GoAmerica and its stockholders. The actual timing for implementation of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to GoAmerica and its stockholders. Furthermore, notwithstanding stockholder approval, the Board also would have the discretion to abandon the Reverse Stock Splits.

If the Board elects to implement the Effective Reverse Stock Split, the Board will set the exchange ratio using one of the ratios approved by the stockholders. The Board would base such a determination upon the then current trading price of our Common Stock, among other things. If this proposal is not approved by the stockholders, GoAmerica may face delisting from the Nasdaq SmallCap Market, as more fully described below under the heading "Purpose of the Effective Reverse Split".

The text of the form of amendment to our restated certificate of incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split. If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines that an Effective Reverse Stock Split is in the best interest of GoAmerica and its stockholders, our restated certificate of incorporation would be amended accordingly.

Purpose of the Effective Reverse Stock Split

We believe that there are two reasons for the Effective Reverse Split:to maintain our listing on the SmallCap Market and to increase investor interest in our company. Nasdaq Marketplace Rule 4450(a)(5) (the "Minimum Bid Price Requirement") requires that, as a condition to the continued listing of a company's securities on the Nasdaq SmallCap Market, the company must satisfy certain requirements, including maintaining a minimum bid price equal to or greater than $1.00 per share. A company's failure to meet the Minimum Bid Price Requirement for 30 consecutive trading days normally results in delisting proceedings, unless the company can demonstrate compliance with the Minimum Bid Price Requirement for ten consecutive trading days during a 90 calendar day grace period that immediately follows the initial 30 trading day period of non-compliance or unless Nasdaq grants the company one or more additional grace periods to regain compliance, during which time the company must continue to meet all other Nasdaq listing requirements.

Our Common Stock was listed on the Nasdaq National Market from our initial public offering in April 2000 until August 28, 2002, at which point our Common Stock became listed on the Nasdaq SmallCap Market. Due to the bid price of our Common Stock closing at less than $1.00 per share during the 30 consecutive trading days prior to May 31, 2002 as well as throughout substantially all of the initial grace period provided by Nasdaq, the Company elected to move the listing of its Common Stock to the Nasdaq SmallCap Market and receive the balance of a longer grace period, through November 27, 2002, that was available on that market.

On November 27, 2002, Nasdaq granted us an additional grace period, until May 27, 2003, to regain compliance with the Minimum Bid Price Requirement; however, our share price did not close at a minimum of $1.00 per share for 10 consecutive trading days prior to the end of that grace period. On May 28, 2003, Nasdaq granted us a 90 day grace period, until August 25, 2003, due to the fact that we met the other initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). Following subsequent discussions with Nasdaq, on October 21, 2003, we were granted a temporary exception to the Minimum Bid Price Requirement through at least December 1, 2003 due to, among other things, the fact that we were in compliance with all other listing requirements and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to a Nasdaq proposal (the "Nasdaq Proposal") to provide Nasdaq with more flexibility as to its minimum bid price requirements and grace periods for regaining compliance. On December 12, 2003, due to the fact that we remained in compliance with all other listing requirements, and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to the Nasdaq Proposal, Nasdaq extended our temporary exception through at least January 30, 2004. There can be no assurance that our grace period will be extended beyond January 30, 2004.

Our Board believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize shareholder value. In addition, the Board believes that the delisting may result in decreased liquidity for the holders of outstanding shares of our Common Stock and the holders of warrants exercisable for shares of our Common Stock. We believe that, if the Reverse Stock Splits are approved, and the Effective Reverse Stock Split is effected, there is a greater likelihood that the minimum bid price of our Common Stock will be maintained at a level over $1.00 per share after the initial increase in share price above $1.00 upon implementing the Effective Stock Split.

A sustained higher per share price of our Common Stock, which we expect as a result of the Effective Reverse Stock Split, may heighten the interest of the financial community in our company and broaden the pool of investors that may consider investing in our company, potentially increasing the trading volume and liquidity of our Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Effective Reverse Stock Split, some of these concerns may be ameliorated. However, many investors will not invest in securities that have a trading price below $5.00 per share, and there can be no assurance that the Effective Reverse Stock Split, if approved and effected, will increase the per share price of our Common Stock above that level.

If our Common Stock were delisted from Nasdaq, this could adversely affect the liquidity of our Common Stock and our ability to raise capital. In the event of delisting, our Common Stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board and the spread between the bid price and ask price of the shares of our Common Stock would likely be greater than at present. Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our Common Stock. In addition, if our Common Stock were to be delisted from trading on Nasdaq and the per share price of our Common Stock were to remain below $5.00 per share, trading in our Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from executing transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock. There is no guarantee that the Effective Reverse Stock Split will result in compliance with Nasdaq's Minimum Bid Price

Requirement or that we will continue to meet all of the other requirements for continued listing. Consequently, our securities may be delisted even after the Effective Reverse Stock Split.

Possibility that the Effective Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our Common Stock after the Effective Reverse Stock Split will be three, five, eight, ten or twelve times, as applicable, the prices for shares of our Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, we cannot assure you that the market price of our Common Stock immediately after the Effective Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Effective Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, we cannot assure you that the Effective Reverse Stock Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

While we expect the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our Common Stock, it is possible that, even if the Effective Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing of our Common Stock on the Nasdaq SmallCap Market. These criteria include that:

      o we have (i) stockholders' equity of at least $2,500,000, or (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year (or two of the three most recently completed fiscal years);

      o the market value of the public float of our Common Stock be at least $1,000,000 (public float is defined under Nasdaq's rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

      o there be at least 300 round lot holders (defined as persons who own at least 100 shares of our Common Stock);

      o     there be at least two market makers for our Common Stock; and

      o     we comply with certain corporate governance requirements.

We believe that we satisfy all of these other maintenance criteria as of the mailing date of these proxy materials. However, we cannot assure you that we will be successful in continuing to meet all requisite maintenance criteria.

If the Effective Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of our Common Stock. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the Effective Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.

We believe that the Effective Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Effective Reverse Stock Split.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by our stockholders at the Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of GoAmerica and its stockholders. If any such determination is made, such determination shall be made prior to our 2004 annual meeting of stockholders and be based upon various factors, including meeting and responding to changes in Nasdaq's listing requirements for the SmallCap Market, GoAmerica's growth, existing and expected marketability and liquidity of our Common Stock, and prevailing market conditions. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Effective Reverse Stock Split on Voting Rights and Certain other Matters

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of our Common Stock or our reporting obligations under the Exchange Act.

Proportionate voting rights and other rights of the holders of our Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, subject to the treatment of fractional shares, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in GoAmerica (subject to the treatment of fractional shares), the number of authorized shares of our Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Our Stock

The Effective Reverse Stock Split would affect all of our issued and outstanding shares of Common Stock but would not affect the number of shares of Common Stock that we are authorized to issue.. Upon the effectiveness of the Effective Reverse Stock Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board. As of December 31, 2003, we had 200,000,000 shares of authorized Common Stock and _________ shares of Common Stock issued and outstanding. As of December 31, 2003, we will continue to have 4,351,943 authorized shares of preferred stock but no shares of preferred stock issued and outstanding.

The number of authorized but unissued shares of our Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. The following table illustrates the effect as of December 1, 2003 of each of the proposed ratios on our (i) 54,778,618 shares of Common Stock outstanding, (ii) authorized but unissued Common Stock, and (iii) authorized Common Stock reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements. The table does not take into account fractional shares issues, the shares of our Common Stock to be issued in connection with the Financing (if Proposal 1 is approved) or the increase in the number of our authorized shares of Common Stock (if Proposal 3 is approved and implemented).

                                                   (ii) Authorized but      (iii) Authorized Shares of
                      (i) Outstanding Shares of    Unissued Shares of              Common Stock
            Ratio           Common Stock             Common Stock             Reserved for Issuance
            -----     -------------------------    -------------------      --------------------------
No Split                     54,788,618                   145,211,382           "To be filled in"
1:3                          18,262,873                   181,737,127
1:5                          10,957,724                   189,042,076
1:8                           6,848,577                   193,151,423
1:10                          5,478,862                   194,521,138
1:12                          4,565,718                   195,434,282

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized, but unissued, shares of our Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Splits for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

Effect of the Effective Reverse Stock Split on Stock Options, Warrants and Par Value

The Effective Reverse Stock Split would reduce the number of shares of our Common Stock available for issuance under our stock option plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The total number of shares of Common Stock currently authorized for issuance but unissued at December 31, 2003 under these plans is approximately 14,900,000 (prior to giving effect to the Effective Reverse Stock Split).

We also have outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.

Holders of our Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The par value of our Common Stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Meeting and the Board elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from our exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of transmittal letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to the Effective Date represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that:

      o The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

      o Such transfer complies with all applicable federal and state securities laws; and

      o Such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Delaware law, our stockholders would not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, we will pay cash equal to such fraction multiplied by the daily average of the high and low trading prices of our Common Stock during regular trading hours for the five trading day period ending on the last business day immediately preceding the Effective Date.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split.

This discussion is for general information only and does not discuss the tax consequences that may apply to particular classes of taxpayers, such as:

      o     a partnership or other pass-through entity;
      o a stockholder that is not a citizen or resident of the United States, including without limitation certain United States expatriates;
      o     a financial institution or insurance company;
      o     a mutual fund;
      o     a tax-exempt organization;
      o     a dealer or broker in securities or foreign currencies;
      o     a trader in securities that elects the mark-to-market method;

      o a stockholder that holds Common Stock as part of a hedge, straddle, conversion transaction or other integrated investment;
      o a stockholder whose functional currency is not the United States dollar; and
      o a stockholder that acquired Common Stock through the exercise of an employee stock option or otherwise as compensation.

This summary does not discuss any aspect of state, local or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences that may vary with a stockholder's individual circumstances, we strongly urge our stockholders to consult with their own tax advisors as to the specific United States federal, state, local or foreign income or other tax consequences of the Effective Reverse Stock Split to them, including without limitation changes in tax laws and tax return reporting requirements.

This discussion is limited to stockholders holding shares of Common Stock as capital assets. Such shares are held as capital assets unless the stockholder holds the stock as stock in trade or other property of a kind which would properly be included in the stockholder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the stockholder's trade or business.

In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Effective Reverse Stock Split likely will have the federal income tax effects described below.

A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split generally will recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Any such capital gain or loss generally will be treated as long-term capital gain or loss if the holder has held the redeemed Common Stock for more than one year; otherwise, such gain or loss generally will be treated as short-term capital gain or loss. In the aggregate, a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash. The holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged. Under certain circumstances, a stockholder receiving cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will be treated as having received a distribution, in which case the amount received may be taxed as a dividend.

We will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

Voting Agreement

Aaron Dobrinsky, our Executive Chairman, and Joseph Korb, our Executive Vice Chairman (who, collectively, currently hold Common Stock representing approximately 8.1% of our outstanding Common Stock), have agreed to vote all shares of Common Stock over which they exercise voting power as of the close of business on December 31, 2003 in favor of approval of this proposal.

Vote Required and Recommendation of Board of Directors

The affirmative vote of a majority of all outstanding shares of GoAmerica Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THIS PROPOSAL 2 TO APPROVE THE REVERSE STOCK SPLIT AT ONE OF THE FIVE PROPOSED RATIOS FOR IMPLEMENTATION IN THE BOARD'S DISCRETION.

                                   PROPOSAL 3

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF GOAMERICA TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

The Board has considered, deemed advisable, adopted a resolution approving and recommends to the stockholders for their approval a proposed amendment to our restated certificate of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000, which will result in an increase in the total number of authorized shares of capital stock from 204,351,943 to 354,351,943 (the "Proposal 3 Amendment").

If approved by the stockholders, the Board would have the discretion to implement the Proposal 3 Amendment prior to our 2004 annual meeting of stockholders. Notwithstanding stockholder approval, the Board would have the discretion to abandon the Proposal 3 Amendment.

The Proposal 3 Amendment would not change the number of authorized shares of preferred stock. The proposed amendment would provide a sufficient number of available shares of Common Stock to enable us to effect the transaction discussed in Proposal 1 (if that proposal is approved) and would provide the Board with the ability to issue additional shares of Common Stock without requiring stockholder approval of such issuances except as otherwise may be required by applicable law, any contractual agreements we may be subject to from time to time, or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the Nasdaq Stock Market. Our Board does not intend to issue any Common Stock except on terms that the Board deems to be in the best interest of GoAmerica and our stockholders.

The text of the form of amendment to our restated certificate of incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Proposal 3 Amendment is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Proposal 3 Amendment. If the Proposal 3 Amendment is approved by the stockholders and following such approval the Board determines that the Proposal 3 Amendment is in the best interest of GoAmerica and its stockholders, our restated certificate of incorporation would be amended accordingly.

Purpose of the Proposal 3 Amendment

Of the 200,000,000 shares of Common Stock currently authorized, as of December 31, 2003, [____________] shares were issued and outstanding, and 12,955,636 shares were reserved for issuance upon the exercise of outstanding warrants and stock options. An additional _____ shares of common were reserved for issuance in connection with stock options which may be granted in the future. As a result, only _____________ shares of Common Stock remain available for future issuance. It is anticipated that pursuant to the proposed Financing described in Proposal 1 and the related equity issuance, as described in Proposal 1, that we may issue and reserve for issuances up to an aggregate of approximately __________ shares of our Common Stock (including the issuance of securities that would be convertible into and/or exercisable for shares of our Common Stock). Accordingly, an increase in the number of authorized shares of our Common Stock is necessary in order to assure that a sufficient number of shares of our Common Stock are available for issuance in connection with the proposed Financing described in Proposal 1. IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL 3, WE MAY NOT BE ABLE TO EFFECTUATE THE FINANCING DISCUSSED IN PROPOSAL 1 AND THEREFORE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Board Discretion to Implement the Proposal 3 Amendment

If the amendment to our restated certificate of incorporation described in this Proposal 3 is approved by our stockholders at the Meeting, the Proposal 3 Amendment will be effected, if at all, only upon a determination by the Board that the Proposal 3 Amendment is in the best interests of GoAmerica and its stockholders. Such determination shall be made prior to our 2004 annual meeting of stockholders. Notwithstanding approval of the amendment to our restated certificate of incorporation described in this Proposal 3, the Board may, in its sole discretion, abandon the Proposal 3 Amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the Proposal 3 Amendment, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Proposal 3 Amendment.

Upon the effectiveness of the Proposal 3 Amendment, the number of authorized shares of our Common Stock that are not issued or outstanding would increase. As of December 31, 2003, we had 200,000,000 shares of authorized Common Stock and [____________] shares of Common Stock issued and outstanding. We will continue to have 4,351,943 authorized shares of preferred stock and no shares of preferred stock issued and outstanding.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Proposal 3 Amendment for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

Effective Date

If the amendment to our restated certificate of incorporation described in this Proposal 3 is approved by our stockholders at the Meeting, and the Board elects to proceed with the Proposal 3 Amendment, the Proposal 3 Amendment would become effective as of 5:00 p.m. Eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware.

Voting Agreement

Aaron Dobrinsky, our Executive Chairman, and Joseph Korb, our Executive Vice Chairman (who collectively currently hold Common Stock representing approximately 8.1% of our outstanding Common Stock), have agreed to vote all shares of Common Stock over which they exercise voting power as of the close of business on December 31, 2003 in favor of approval of this proposal.

Required Vote

The approval of the amendment to our certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors believes that it is in the best interests of the Company that the stockholders approve the proposal to authorize the Board, in its discretion, to amend our restated certificate of incorporation to effect the Proposal 3 Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THIS PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 204,351,943 TO _354,351,943 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK FROM 200,000,000 TO 350,000,000 AT ANY TIME PRIOR TO THE COMPANY'S 2004 ANNUAL MEETING OF STOCKHOLDERS.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information, as of November 3, 2003, with respect to holdings of our Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our Directors andexecutive officers, and (iii) all Directors and officers as a group. Unless otherwise indicated, the address for the individuals below is that of the Company: GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601.

                                              Amount and Nature of
Name and Address of Beneficial Owner         Beneficial Ownership(1)  Percent of Class(2)
------------------------------------         -----------------------  -------------------
(i) Certain Beneficial Owners
Aaron Dobrinsky                                  3,207,800(3)                 5.85%

(ii) Directors and Executive Officers
     Not Set Forth Above
Alan Docter                                        421,136(4)                    *
Joseph Korb                                      2,114,106(5)                 3.87%
Mark Kristoff                                      232,284(6)                    *
King Lee                                            49,755(7)                    *
Daniel R. Luis                                     465,563(8)                    *
Jesse Odom                                         368,450(9)                    *

(iii) All Directors and Officers as a Group      7,269,598(10)                12.8%
      (7 persons)

----------
*     Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) Applicable percentage of ownership is based on an aggregate of 54,788,618 shares of Common Stock outstanding on November 3, 2003, plus any then exercisable stock options held by each such holder, and options and warrants which will become exercisable by such holder within 60 days after November 3, 2003 .

(3) Includes 460,102 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 400 shares held for the benefit of Mr. Dobrinsky's minor children. Mr. Dobrinsky has voting and dispositive power with respect to such shares. Excludes 322,186 shares of Common Stock underlying options which become exercisable over time after such period.

(4) Includes 92,000 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 329,136 shares of Common Stock underlying warrants which are immediately exercisable. Excludes 60,000 shares of Common Stock underlying options which become exercisable over time after such period.

(5) Includes 342,084 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 204,167 shares of Common Stock underlying options which become exercisable over time after such period.

(6) Includes 92,000 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Also includes 71,924 shares of Common Stock underlying warrants which are immediately exercisable. Excludes 60,000 shares of Common Stock underlying options which become exercisable over time after such date.

(7) Includes 46,755 shares held by the Lee Living Trust. Mr. Lee is a co-trustee, but not a beneficiary, of the Lee Living Trust. Also includes 3,000 shares of Common Stock underlying warrants which are immediately exercisable held by the Lee Living Trust. Excludes 90,666 shares of Common Stock underlying options which become exercisable over time after such period.

(8) Includes 462,563 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 508,720 shares of Common Stock underlying options which become exercisable over time after such period.

(9) Includes 368,450 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date. Excludes 181,900 shares of Common Stock underlying options which become exercisable over time after such period.

(10) Includes 2,221,259 shares of Common Stock underlying options which are exercisable as of November 3, 2003 or within 60 days after such date.

                             STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the Company's 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to the Company at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than August 3, 2004.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to the Company at the aforementioned address not later than October 10, 2004.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company in a time or manner inconsistent with the Company's by-laws of an intent to present a proposal at the Company's 2004 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

GOAMERICA, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON DECEMBER 31, 2003, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO INVESTOR RELATIONS DEPARTMENT, GOAMERICA, INC., 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

                    HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                        By Order of the Board of Directors

                                        /s/ Daniel R. Luis
                                        ----------------------------------------
                                        Daniel R. Luis
                                        Chief Executive Officer

Hackensack, New Jersey
[INSERT MAILING DATE]

                                   APPENDIX A

                                 GOAMERICA, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Daniel Luis and Wayne Smith, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of common stock of GoAmerica, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at Continental Plaza, 411 Hackensack Avenue (Lower Level), Hackensack, New Jersey at 10:00 a.m., local time, on _______________________], and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOAMERICA, INC.
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                                 GOAMERICA, INC.

                              [Insert Meeting Date]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GOAMR1                                  KEEP THIS PORTION FOR YOUR RECORDS

                       DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOAMERICA, INC.

Vote On Proposals
                                                          For  Against  Abstain

1.    APPROVAL OF PROPOSED EQUITY FINANCING               |_|    |_|      |_|

2.    APPROVAL OF PROPOSED REVERSE STOCK SPLIT            |_|    |_|      |_|
      AT ONE OF FIVE RATIOS

3.    APPROVAL OF PROPOSED INCREASE IN THE NUMBER OF      |_|    |_|      |_|
      AUTHORIZED SHARES OF COMMON STOCK

4. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                  If you plan to attend the Special Meeting,
                  please check the box to the right.            |_|

UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 TO APPROVE THE EQUITY FINANCING, FOR PROPOSAL NUMBER 2 TO APPROVE A REVERSE STOCK SPLIT AT ONE OF FIVE RATIOS AND FOR PROPOSAL NUMBER 3 TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                        Dated: _________________________________

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        (Signature if held jointly)

                                        Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                                   APPENDIX B

                       FORM OF CERTIFICATE OF AMENDMENT TO
                 CERTIFICATE OF INCORPORATION OF GOAMERICA, INC.

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is GoAmerica, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH (a) thereof and by substituting in lieu of said Article the following new Article:

      "FOURTH(a): The total number of shares of capital stock which the Corporation shall have authority to issue is [insert number] shares, consisting of: (i) [insert number in words] [(insert numerals)] shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (ii) four million three hundred fifty one thousand nine hundred forty three (4,351,943) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

[The change above will only be made if Proposal 3 is approved by the stockholders and the Board, in its discretion, determines to increase the authorized number of shares]

      Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [insert ratio number] shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the daily average of the high and low prices of the Corporation's Common Stock as reported on the Nasdaq SmallCap Market for the five trading-day period ending on the last business day before the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

[The change above will only be made if Proposal 2 is approved by the stockholders and the Board, in its discretion, determines to effect a reverse stock split. In that case, the ratio will be one of the five ratios approved by the stockholders]

3. The amendment of the Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was _____________ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

      IN WITNESS WHEREOF, GoAmerica, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________________.


                                        ________________________________________
                                        Daniel R. Luis
                                        Chief Executive Officer